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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on February 6, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIONEER DRILLING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	74-2088619 (IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
(210) 828-7689
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Wm. Stacy Locke
President and Chief Executive Officer
Pioneer Drilling Company
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
(210) 828-7689
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Ted W. Paris, Esq. Baker Botts L.L.P. 3000 One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234	Charles Strauss, Esq. Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, Texas 77010 (713) 651-5151

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant and the selling shareholder.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $0.10 per share	10,701,905	$21.68	$232,017,300	$24,826

(1)
Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the American Stock Exchange on February 3, 2006.

PROSPECTUS

10,701,905 Shares

PIONEER DRILLING COMPANY

Common Stock

        We may offer up to 3,000,000 shares of our common stock and Chesapeake Energy Corporation may offer up to 7,701,905 shares of our common stock in one or more offerings. Those shares may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. Sales may be made at market prices prevailing at the time of the sale, prices related to the then-current market price, fixed prices or in privately negotiated transactions or otherwise. When shares of common stock are offered and sold using this prospectus, we will provide a supplement to this prospectus that will contain specific information about the offering. The prospectus supplement may also add to or update information contained in this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

        As of February 6, 2006, Chesapeake beneficially owned 16.54% of our outstanding common stock. Chesapeake acquired 5,333,333 of the shares of common stock it may offer by this prospectus directly from us in a private placement. We are registering the offer of those shares, together with 2,368,572 additional shares Chesapeake acquired in public offerings we completed or through open-market purchases after we completed that private placement, in order to satisfy registration rights we granted to Chesapeake. We will not receive any proceeds from the sale of common stock by Chesapeake. See "Selling Shareholder."

        Our common stock trades on the American Stock Exchange under the symbol "PDC." On February 3, 2006, the last reported sales price for our common stock was $21.11 per share.

Investment in our common stock involves a high degree of risk.
See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2006.

TABLE OF CONTENTS

PIONEER DRILLING COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a "shelf" registration process. This means the securities described in this prospectus may be offered and sold using this prospectus from time to time as described in the "Plan of Distribution."

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  You should rely only on the information provided or incorporated by reference in this prospectus or any supplement to this prospectus.

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  We have not authorized any person to provide information or make representations other than that provided in this prospectus.

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  We have not authorized anyone to provide you with different information.

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  This document may only be used where it is legal to sell our common stock.

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  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document, or that any information contained in a document incorporated by reference is accurate as of any date other than the date of that document.

        In this prospectus, except as the context otherwise requires, "Pioneer," "we," "us," "our" and "ours" refer to Pioneer Drilling Company and its subsidiaries.

i

PIONEER DRILLING COMPANY

        Pioneer Drilling Company provides contract land drilling services to independent and major oil and gas exploration and production companies. In addition to our drilling rigs, we provide the drilling crews and most of the ancillary equipment needed to operate our drilling rigs. We have focused our operations in selected oil and natural gas production regions in the United States. Our company was incorporated in 1979 as the successor to a business that had been operating since 1968. We conduct our operations through our principal operating subsidiary, Pioneer Drilling Services, Ltd.

        Our business strategy is to own and operate a high-quality fleet of land drilling rigs in active drilling markets, and position ourselves to maximize rig utilization and dayrates and to enhance shareholder value. We intend to continue making additions to our drilling fleet, either through acquisitions of businesses or selected assets or through the construction of new or refurbished drilling rigs.

        Our principal executive offices are located at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209 and our phone number at that address is (210) 828-7689.

RISK FACTORS

        Investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors as well as other information in this prospectus and the accompanying prospectus supplement before making your investment decision. The risks described below are not the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described below actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to the Oil and Gas Industry

  We derive all our revenues from companies in the oil and gas exploration and production industry, a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and gas prices.

        As a provider of contract land drilling services, our business depends on the level of drilling activity by oil and gas exploration and production companies operating in the geographic markets where we operate. The oil and gas exploration and production industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. Oil and gas prices, and market expectations of potential changes in those prices, significantly affect the levels of those activities. Worldwide political, economic and military events have contributed to oil and gas price volatility and are likely to continue to do so in the future. Any prolonged reduction in the overall level of exploration and development activities, whether resulting from changes in oil and gas prices or otherwise, can materially and adversely affect us in many ways by negatively impacting:

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  our revenues, cash flows and profitability;

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  the fair market value of our rig fleet;

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  our ability to maintain or increase our borrowing capacity;

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  our ability to obtain additional capital to finance our business and make acquisitions, and the cost of that capital; and

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  our ability to retain skilled rig personnel whom we would need in the event of an upturn in the demand for our services.

        Depending on the market prices of oil and gas, oil and gas exploration and production companies may cancel or curtail their drilling programs, thereby reducing demand for our services. Oil and gas prices have been volatile historically and, we believe, will continue to be so in the future. Many factors beyond our control affect oil and gas prices, including:

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  weather conditions in the United States and elsewhere;

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  economic conditions in the United States and elsewhere;

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  actions by OPEC, the Organization of Petroleum Exporting Countries;

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  political instability in the Middle East and other major oil- and gas-producing regions;

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  governmental regulations, both domestic and foreign;

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  domestic and foreign tax policy;

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  the pace adopted by foreign governments for the exploration, development and production of their national reserves;

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  the price of foreign imports of oil and gas;

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  the cost of exploring for, producing and delivering oil and gas;

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  the discovery rate of new oil and gas reserves;

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  the rate of decline of existing and new oil and gas reserves;

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  available pipeline and other oil and gas transportation capacity;

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  the ability of oil and gas companies to raise capital; and

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  the overall supply and demand for oil and gas.

Risks Relating to Our Business

  We have a history of losses and may experience losses in the future.

        We have a history of losses. We incurred net losses of $1.8 million, $5.1 million and $0.4 million in the fiscal years ended March 31, 2004, 2003 and 2000, respectively. Our profitability in the future will depend on many factors, but largely on utilization rates and dayrates for our drilling rigs. Our current utilization rates and dayrates may decline and we may experience losses in the future.

  Our acquisition strategy exposes us to various risks, including those relating to difficulties in identifying suitable acquisition opportunities and integrating businesses, assets and personnel, as well as difficulties in obtaining financing for targeted acquisitions and the potential for increased leverage or debt service requirements.

        As a key component of our business strategy, we have pursued and intend to continue to pursue acquisitions of complementary assets and businesses. For example, from March 31, 2003 through February 1, 2006, our rig fleet increased from 24 to 55 drilling rigs, primarily as a result of acquisitions. There are risks inherent in our acquisition strategy, such as potentially increasing leverage and debt service requirements and combining disparate company cultures and facilities, which could adversely affect us. The success of any completed acquisition will depend in part on our ability to integrate effectively the acquired business into our operations. The process of integrating an acquired business may involve unforeseen difficulties and may require a disproportionate amount of management attention and financial and other resources. Possible future acquisitions may be for purchase prices significantly higher than those we paid for our recent acquisitions. We may be unable to continue to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on our financial condition and results of operations.

        In addition, we may not have sufficient capital resources to complete additional acquisitions. Historically, we have funded the growth of our rig fleet through a combination of debt and equity financing. We may incur substantial additional indebtedness to finance future acquisitions and also may issue equity securities or convertible securities in connection with such acquisitions. Debt service requirements could represent a significant burden on our results of operations and financial condition and the issuance of additional equity could be dilutive to our existing stockholders. Furthermore, we may not be able to obtain additional financing on satisfactory terms.

  We operate in a highly competitive, fragmented industry in which price competition is intense.

        We encounter substantial competition from other drilling contractors. Our primary market areas are highly fragmented and competitive. The fact that drilling rigs are mobile and can be moved from one market to another in response to market conditions heightens the competition in the industry.

        The drilling contracts we compete for are usually awarded on the basis of competitive bids. We believe pricing and rig availability are the primary factors our potential customers consider in determining which drilling contractor to select. In addition, we believe the following factors are also important:

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  the type and condition of each of the competing drilling rigs;

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  the mobility and efficiency of the rigs;

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  the quality of service and experience of the rig crews;

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  the safety records of the rigs;

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  the offering of ancillary services; and

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  the ability to provide drilling equipment adaptable to, and personnel familiar with, new technologies and drilling techniques.

        While we must be competitive in our pricing, our competitive strategy generally emphasizes the quality of our equipment, the safety record of our rigs and the quality of service and experience of our rig crews to differentiate us from our competitors. This strategy is less effective as lower demand for drilling services intensifies price competition and makes it more difficult for us to compete on the basis of factors other than price. In all of the markets in which we compete, an over-supply of rigs can cause greater price competition.

        Contract drilling companies compete primarily on a regional basis, and the intensity of competition may vary significantly from region to region at any particular time. If demand for drilling services improves in a region where we operate, our competitors might respond by moving in suitable rigs from other regions. An influx of rigs from other regions could rapidly intensify competition and reduce profitability and make any improvement in demand for drilling rigs short-lived.

  We face competition from many competitors with greater resources, which may harm our ability to compete.

        Many of our competitors have greater financial, technical and other resources than we do. Their greater capabilities in these areas may enable them to:

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  better withstand industry downturns;

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  compete more effectively on the basis of price and technology;

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  retain skilled rig personnel; and

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  build new rigs or acquire and refurbish existing rigs so as to be able to place rigs into service more quickly than us in periods of high drilling demand.

  Unexpected cost overruns on our turnkey drilling jobs and our footage contracts could adversely affect our financial position and our results of operations.

        We have historically derived a significant portion of our revenues from turnkey drilling contracts and we expect that they will represent a significant component of our future revenues. The occurrence of uninsured or under-insured losses or operating cost overruns on our turnkey jobs could have a material adverse effect on our financial position and results of operations. Under a typical turnkey drilling contract, we agree to drill a well for our customer to a specified depth and under specified conditions for a fixed price. We provide technical expertise and engineering services, as well as most of the equipment and drilling supplies required to drill the well. We often subcontract for related services, such as the provision of casing crews, cementing and well logging. Under typical turnkey drilling arrangements, we do not receive progress payments and are paid by our customer only after we have performed the terms of the drilling contract in full. For these reasons, the risk to us under a turnkey drilling contract is substantially greater than for a well drilled on a daywork basis, because we must assume most of the risks associated with drilling operations that the operator generally assumes under a daywork contract, including the risks of blowout, loss of hole, stuck drill pipe, machinery breakdowns and abnormal drilling conditions, and risks associated with subcontractors' services, supplies, cost escalations and personnel. Similar to our turnkey contracts, under a footage contract we assume most of the risks associated with drilling operations that the operator generally assumes under a daywork contract.

        Although we attempt to obtain insurance coverage to reduce certain of the risks inherent in our turnkey and footage drilling operations, adequate coverage may be unavailable in the future and we might have to bear the full cost of such risks, which could have an adverse effect on our financial condition and results of operation.

  Our operations involve operating hazards, which if not insured or indemnified against, could adversely affect our results of operations and financial condition.

        Our operations are subject to the many hazards inherent in the contract land drilling business, including the risks of:

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  blowouts;

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  fires and explosions;

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  loss of well control;

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  collapse of the borehole;

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  lost or stuck drill strings; and

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  damage or loss from natural disasters.

        Any of these hazards can result in substantial liabilities or losses to us from, among other things:

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  suspension of drilling operations;

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  damage to, or destruction of, our property and equipment and that of others;

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  personal injury and loss of life;

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  damage to producing or potentially productive oil and gas formations through which we drill; and

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  environmental damage.

        We seek to protect ourselves from some but not all operating hazards through insurance coverage. However, some risks are either not insurable or insurance is available only at rates that we consider uneconomical. Those risks include pollution liability in excess of relatively low limits. Depending on competitive conditions and other factors, we attempt to obtain contractual protection against uninsured operating risks from our customers. However, customers who provide contractual indemnification protection may not in all cases maintain adequate insurance to support their indemnification obligations. Our insurance or indemnification arrangements may not adequately protect us against liability or loss from all the hazards of our operations. The occurrence of a significant event that we have not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition. Furthermore, we may be unable to maintain adequate insurance in the future at rates we consider reasonable.

  We face increased exposure to operating difficulties because we primarily focus on drilling for natural gas.

        Most of our drilling contracts are with exploration and production companies in search of natural gas. Drilling on land for natural gas generally occurs at deeper drilling depths than drilling for oil. Although deep-depth drilling exposes us to risks similar to risks encountered in shallow-depth drilling, the magnitude of the risk for deep-depth drilling is greater because of the higher costs and greater complexities involved in drilling deep wells. We generally do not insure risks related to operating difficulties other than blowouts. If we do not adequately insure the increased risk from blowouts or if our contractual indemnification rights are insufficient or unfulfilled, our profitability and other results of operation and our financial condition could be adversely affected in the event we encounter blowouts or other significant operating difficulties while drilling at deeper depths.

  Our current primary focus on drilling for natural gas could place us at a competitive disadvantage if we changed our primary focus to drilling for oil.

        Our rig fleet consists of rigs capable of drilling on land at drilling depths of 6,000 to 18,000 feet because most of our contracts are with customers drilling in search of natural gas, which generally occurs at deeper drilling depths than drilling in search of oil, which often occurs at drilling depths less than 6,000 feet. Generally, larger drilling rigs capable of deep drilling generally incur higher mobilization costs than smaller drilling rigs drilling at shallower depths. If our primary focus shifts from drilling for customers in search of natural gas to drilling for customers in search of oil, the majority of our rig fleet would be disadvantaged in competing for new oil drilling projects as compared to competitors that primarily use shallower drilling depth rigs when drilling in search of oil.

  Our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

        Many aspects of our operations are subject to various federal, state and local laws and governmental regulations, including laws and regulations governing:

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  environmental quality;

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  pollution control;

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  remediation of contamination;

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  preservation of natural resources; and

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  worker safety.

        Our operations are subject to stringent laws and regulations relating to containment, disposal and controlling the discharge of hazardous oilfield waste and other non-hazardous waste material into the environment, requiring removal and cleanup under certain circumstances, or otherwise relating to the protection of the environment. In addition, our operations are often conducted in or near ecologically sensitive areas, such as wetlands, which are subject to special protective measures and which may expose us to additional operating costs and liabilities for accidental discharges of oil, gas, drilling fluids or contaminated water or for noncompliance with other aspects of applicable laws. We are also subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the Environmental Protection Agency "community right-to-know" regulations under Title III of the Federal Superfund Amendment and Reauthorization Act and comparable state statutes require us to organize and report information about the hazardous materials we use in our operations to employees, state and local government authorities and local citizens.

        Environmental laws and regulations are complex and subject to frequent change. In some cases, they can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and can impose liability on us for the conduct of others or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them. We may also be exposed to environmental or other liabilities originating from businesses and assets which we purchased from others. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require us to make material expenditures or subject us to liabilities that we currently do not anticipate.

        In addition, our business depends on the demand for land drilling services from the oil and gas industry and, therefore, is affected by tax, environmental and other laws relating to the oil and gas industry generally, by changes in those laws and by changes in related administrative regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

  We could be adversely affected if shortages of equipment, supplies or personnel occur.

        From time to time, there have been shortages of drilling equipment and supplies during periods of high demand which we believe could reoccur. Shortages could result in increased prices for drilling equipment or supplies that we may be unable to pass on to customers. In addition, during periods of shortages, the delivery times for equipment and supplies can be substantially longer. Any significant delays in our obtaining drilling equipment or supplies could limit drilling operations and jeopardize our relations with customers. In addition, shortages of drilling equipment or supplies could delay and adversely affect our ability to obtain new contracts for our rigs, which could have a material adverse effect on our financial condition and results of operations.

        Our operations require the services of employees having the technical training and experience necessary to obtain the proper operational results. As a result, our operations depend, to a considerable extent, on the continuing availability of such personnel. Shortages of qualified personnel are occurring in our industry. If we should suffer any material loss of personnel to competitors or be unable to employ additional or replacement personnel with the requisite level of training and experience to adequately operate our equipment, our operations could be materially and adversely affected. A significant increase in the wages paid by other employers could result in a reduction in our workforce, increases in wage rates, or both. The occurrence of either of these events for a significant period of time could have a material and adverse effect on our financial condition and results of operations.

Risk Relating to Our Capitalization and Organizational Documents

  Our largest shareholder controls a significant percentage of our common stock, and its interests may conflict with those of our other shareholders.

        As of February 1, 2006, our largest shareholder, Chesapeake Energy Corporation, beneficially owned 16.54% of our outstanding common stock. In some circumstances, Chesapeake would be able to exercise significant influence over our affairs. The interests of Chesapeake with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other shareholders.

  Limited trading volume of our common stock may contribute to its price volatility.

        Our common stock is traded on the American Stock Exchange. During the three-month period ended December 31, 2005, the average daily trading volume of our common stock as reported by the American Stock Exchange was 422,217 shares. There can be no assurance that a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the price of our common stock and, therefore, may contribute to the price volatility of our common stock. As a result, our common stock may be subject to greater price volatility than the stock market as a whole and comparable securities of other contract drilling service providers.

        The market price of our common stock has been, and may continue to be, volatile. For example, during our fiscal year ended March 31, 2005, the trading price of our common stock ranged from $5.60 to $14.21 per share. From April 1, 2005 through February 3, 2006, the trading price of our common stock ranged from $10.57 to $22.99 per share.

        Because of the limited trading market of our common stock and the price volatility of our common stock, you may be unable to sell shares of common stock when you desire or at a price you desire. The inability to sell your shares in a declining market because of such illiquidity or at a price you desire may substantially increase your risk of loss.

  Under our existing dividend policy, we do not pay dividends on our common stock.

        We have not paid or declared any dividends on our common stock and currently intend to retain any earnings to fund our working capital needs and growth opportunities. Any future dividends will be at the discretion of our board of directors after taking into account various factors it deems relevant, including our financial condition and performance, cash needs, income tax consequences and the restrictions Texas and other applicable laws and our debt arrangements then impose on us and our subsidiaries. Because we have a holding company structure, we would depend on distributions or advances from our subsidiaries in order to pay dividends. Those subsidiaries are separate and distinct legal entities from us and are subject to contractual provisions and laws that may limit our ability to obtain funds from them. Our current debt arrangements also include provisions that generally prohibit us from paying dividends on our common stock and limit our subsidiaries' ability to pay dividends or make loans or advances to us.

  We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

        Our articles of incorporation authorize us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

  Provisions in our organizational documents could delay or prevent a change in control of our company, even if that change would be beneficial to our shareholders.

        The existence of some provisions in our organizational documents could delay or prevent a change in control of our company, even if that change would be beneficial to our shareholders. Our articles of incorporation and bylaws contain provisions that may make acquiring control of our company difficult, including:

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  provisions regulating the ability of our shareholders to bring matters for action at annual meetings of our shareholders;

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  limitations on the ability of our shareholders to call a special meeting and act by written consent;

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  provisions dividing our board of directors into three classes elected for staggered terms; and

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  the authorization given to our board of directors to issue and set the terms of preferred stock.

FORWARD-LOOKING STATEMENTS

        We are including the following discussion to inform you generally of some of the risks and uncertainties that can affect our company and to take advantage of the "safe harbor" protection for forward-looking statements that applicable federal securities law affords.

        This prospectus and the documents incorporated by reference contain forward-looking statements, including statements that include projections and estimates concerning the timing and success of specific projects and our future backlog, revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "intend," "seek," "will," "should," "goal" or other words that convey the uncertainty of future events or outcomes. These forward-looking statements speak only as of the date of this prospectus or the respective dates of the documents incorporated by reference. We disclaim any obligation to update these statements, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive and regulatory risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

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  general economic and business conditions and industry trends;

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  the continued strength of the contract land drilling industry in the geographic areas where we operate;

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  levels and volatility of oil and gas prices;

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  decisions about onshore exploration and development projects to be made by oil and gas companies;

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  the highly competitive nature of our business;

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  the success or failure of our acquisition strategy, including our ability to finance acquisitions and manage growth;

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  our future financial performance, including availability, terms and deployment of capital;

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  the continued availability of qualified personnel; and

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  changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment.

        We believe the items we have outlined above are important factors that could cause our actual results to differ materially from those expressed in a forward-looking statement contained or incorporated by reference in this prospectus or any prospectus supplement. We have discussed many of these factors in more detail elsewhere in this prospectus. These factors are not necessarily all the important factors that could affect us. Unpredictable or unknown factors we have not discussed in this prospectus or the documents incorporated by reference could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises. We advise you that you should (1) be aware that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements. Also, please read the "Risk Factors" section of this prospectus.

USE OF PROCEEDS

        Unless we indicate otherwise in a prospectus supplement, we will use the net proceeds from the sale of shares of common stock we offer by this prospectus and any prospectus supplement for our general corporate purposes, including the funding of our working capital requirements and capital expenditures. Those capital expenditures may include expenditures to build additional rigs to expand our fleet. We are in the process of completing a program to build 13 rigs. We completed the first two of those rigs in the quarter ended December 31, 2005 and an additional rig in January 2006. We anticipate completing the remaining ten rigs in the 2006 calendar year. All of the rigs in our rig-building program have long-term (one- or two-year) drilling contracts with customers. In addition to our rig-building program, we may seek to acquire additional rigs from other drilling contractors. We believe we have the management and other resources to expand our rig-building program and complete acquisitions, and we continue to explore opportunities to add to our existing fleet under terms and conditions our management determines to be appropriate. We also expect to continue making capital expenditures to maintain and upgrade our existing rig fleet.

        We will not receive any proceeds from sales of shares of common stock by Chesapeake.

SELLING SHAREHOLDER

        This prospectus covers the resale of up to 7,701,905 shares of our common stock held by Chesapeake, which is all the shares of our common stock held by Chesapeake as of the date of this prospectus. Accordingly, based on information Chesapeake has supplied us as of the date of this prospectus, if Chesapeake sells all the shares of our common stock it owns which are covered by this prospectus, it will not own any of our shares of common stock.

        Chesapeake acquired 5,333,333 shares of our common stock from us in a private placement. We are registering the offer of those shares, together with 2,368,572 additional shares Chesapeake acquired in public offerings we completed or through open-market purchases after we completed that private placement, in order to satisfy registration rights we granted to Chesapeake in connection with the private placement.

        Neither Chesapeake nor any of its officers or directors have, within the past three years, held any position, office or other material relationship with us or any of our predecessors or affiliates, except that Chesapeake is a significant customer of ours. During the fiscal years ended March 31, 2004 and 2005, we recognized revenues of approximately $924,000 and $4,885,000, respectively, and recorded contract drilling costs, excluding depreciation, of approximately $745,000 and $3,263,000, respectively, on drilling contracts with Chesapeake. During the nine months ended December 31, 2005, we recognized revenues of approximately $22,162,000, and recorded contract drilling costs, excluding depreciation, of approximately $14,514,000, on drilling contracts with Chesapeake.

PLAN OF DISTRIBUTION

        Either we or Chesapeake may use this prospectus to sell shares of our common stock from time to time as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        Chesapeake may act independently of us in making decisions regarding the timing, manner and size of each offering of shares of our common stock that it may make using this prospectus. In some cases, we or Chesapeake or dealers acting with either or both of us or on behalf of either or both of us may also purchase shares of our common stock and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of shares of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

        The shares distributed by any of these methods may be sold to the public, in one or more transactions, at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to prevailing market prices at the time of sale;

  •
  varying prices and terms determined at the time of sale; or

  •
  negotiated prices.

        We or Chesapeake may solicit offers to purchase shares of our common stock directly from the public from time to time. We or Chesapeake may also designate agents from time to time to solicit offers to purchase shares of our common stock from the public on our behalf or on behalf of Chesapeake. If required, the prospectus supplement relating to any particular offering will name any agents designated to solicit offers, and will include information about any commissions that may be paid to those agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we or Chesapeake may sell shares of our common stock to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those shares to the public.

        We or Chesapeake may sell shares of our common stock from time to time to one or more underwriters, who would purchase the shares as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or Chesapeake sell shares to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or Chesapeake in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for whom they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or Chesapeake may pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of shares of our common stock using this prospectus.

        In connection with an offering of shares of our common stock using this prospectus, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the applicable securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        We will bear all costs, expenses and fees associated with the registration of the shares. Chesapeake will bear the fees and expenses of its counsel and all commissions, brokerage fees and discounts, if any, associated with the sale of shares of our common stock owned by Chesapeake.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with Chesapeake and us, to indemnification by Chesapeake and us against specified liabilities, including liabilities under the Securities Act. In addition, under our registration rights agreement with Chesapeake, we have agreed to indemnify Chesapeake and various affiliates and representatives of Chesapeake, and Chesapeake has agreed to indemnify us and various affiliates and representatives of ours, against specified liabilities in connection with the offering of shares of our common stock by Chesapeake, including liabilities arising under the Securities Act.

        The underwriters, dealers and agents, as well as their affiliates or associates, may be advisors or lenders to, and may engage in transactions with and perform services for, Chesapeake or us in the ordinary course of business.

LEGAL MATTERS

        Baker Botts L.L.P., Houston, Texas, will issue an opinion for us about the legality of the shares of our common stock being offered by this prospectus.

EXPERTS

        The consolidated financial statements and schedule of Pioneer Drilling Company and subsidiaries as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy and information statements and other information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. You also may obtain our SEC filings from our website at www.pioneerdrlg.com. Information contained on our Web site is not incorporated by reference into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.

        This prospectus is part of a registration statement we filed with the SEC relating to the sale by us and the resale by Chesapeake of shares of our common stock. This prospectus does not contain all of the information we have included in the registration statement and accompanying exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room and through its Web site.

        The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the offering covered by this prospectus (excluding any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K and excluding any exhibit filed or furnished with respect to such Items, unless the information or exhibit is specifically incorporated by reference into this prospectus or any prospectus supplement). Our SEC file number is 001-08182. As of the date of this prospectus, we incorporate by reference the following documents:

  •
  our annual report on Form 10-K for the year ended March 31, 2005;

  •
  our quarterly reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 2005;

  •
  our current reports on Form 8-K filed on July 6, August 11, October 26, November 7 and December 16, 2005; and

  •
  the description of our common stock contained in our registration statement on Form 8-A/A filed on February 6, 2006, including any amendment or report filed for the purpose of updating such descriptions.

        You may request a copy of these filings (other than an exhibit to those filings, unless we have specifically incorporated that exhibit by reference in the filing), at no cost, by writing to or telephoning us at the following address:

Pioneer Drilling Company
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
Attention: Corporate Secretary
Telephone: (210) 828-7689

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses payable by the Registrant in connection with the sale of common stock being registered. The selling shareholder will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$25,353
AMEX listing fee	45,000
Legal fees and expenses	85,000
Printer fees	5,000
Accounting fees and expenses	35,000
Transfer agent's fees	5,000
Miscellaneous	9,647

Total	$210,000

Item 15. Indemnification of Officers and Directors.

        Pioneer Drilling Company's articles of incorporation, as amended, provide that a director will not be liable to the corporation or its shareholders for monetary damages for an act or omission in such director's capacity as director, except in the case of (1) breach of such director's duty of loyalty to the corporation or its shareholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (4) an act or omission for which the liability of a director is expressly provided for by statute. Pioneer Drilling Company's amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any executive officer or director to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA").

        Under Article 2.02-1 of the TBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, in situations involving actions not brought by or in the right of the corporation, the TBCA permits indemnification for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. In cases involving actions brought by or in the right of the corporation, the TBCA permits indemnification for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the court or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

        Under an insurance policy maintained by Pioneer Drilling Company, the directors and executive officers of the corporation are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers.

        This discussion of Article 2.02-1 of the Texas Business Corporation Act and Pioneer Drilling Company's articles of incorporation, as amended, and amended and restated bylaws is not intended to be exhaustive and is qualified in its entirety by reference to such statute and such articles of incorporation and bylaws.

Item 16. Exhibits.

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.
2.1*
Asset Purchase Agreement dated February 14, 2001 between Mustang Drilling, Ltd., Michael T. Wilhite, Sr., Andrew D. Mills and Michael T. Wilhite, Jr. (Form 10-K for the year ended March 31, 2001 (File No. 1-8182, Exhibit 2.2) ).
2.2*
Stock Purchase Agreement dated July 21, 2000 between Pioneer Drilling Company and the Shareholders of Pioneer Drilling Co., Inc. (Form 10-K for the year ended March 31, 2001 (File No. 1-8182, Exhibit 2.3)).
2.3*
Purchase Agreement dated April 30, 2001 by and between Pioneer Drilling Co., Ltd. (now known as Pioneer Drilling Services, Ltd.) and IDM Equipment, Ltd. (Form 10-K for the year ended March 31, 2002 (File No. 1-8182, Exhibit 2.4) ).
2.4*
Asset Purchase Agreement dated May 28, 2002 by and between United Drilling Company, U-D Holdings, L.P. and Pioneer Drilling Services, Ltd., a Texas limited partnership (Form 10-K for the year ended March 31, 2002 (File No. 1-8182, Exhibit 2.5)).
4.1*	Common Stock Purchase Agreement dated March 31, 2003 between Pioneer Drilling Company and Chesapeake Energy Corporation (Form 8-K filed April 9, 2003 (File No. 1-8182, Exhibit 4.1)).
4.2*
Registration Rights Agreement dated March 31, 2003 among Pioneer Drilling Company, WEDGE Energy Services, L.L.C., William H. White, an individual, and Chesapeake Energy Corporation (Form 8-K filed April 9, 2003 (File No. 1-8182, Exhibit 4.2)).
4.3*	Form of Certificate representing Common Stock of Pioneer Drilling Company (Form S-8 filed November 18, 2003 (Reg. No. 333-110569, Exhibit 4.3)).
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of KPMG LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages of this registration statement).

†
To be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

*
Incorporated by reference to the filing indicated.

Item 17. Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 6, 2006.

PIONEER DRILLING COMPANY
By:	/s/ WM. STACY LOCKE Wm. Stacy Locke President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wm. Stacy Locke and William D. Hibbetts, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name place and stead, in any and all capacities, to sign (1) any or all amendments (including post-effective amendments) to the Registration Statement and (2) any Registration Statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 2006.

Signature	Title

/s/ WM. STACY LOCKE Wm. Stacy Locke	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM D. HIBBETTS William D. Hibbetts	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)
/s/ KURT M. FORKHEIM Kurt M. Forkheim	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ MICHAEL E. LITTLE Michael E. Little	Chairman of the Board of Directors

/s/ C. ROBERT BUNCH C. Robert Bunch	Director
/s/ DEAN A. BURKHARDT Dean A. Burkhardt	Director
/s/ MICHAEL F. HARNESS Michael F. Harness	Director
/s/ C. JOHN THOMPSON C. John Thompson	Director
/s/ JAMES M. TIDWELL James M. Tidwell	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.
2.1*
Asset Purchase Agreement dated February 14, 2001 between Mustang Drilling, Ltd., Michael T. Wilhite, Sr., Andrew D. Mills and Michael T. Wilhite, Jr. (Form 10-K for the year ended March 31, 2001 (File No. 1-8182, Exhibit 2.2)).
2.2*
Stock Purchase Agreement dated July 21, 2000 between Pioneer Drilling Company and the Shareholders of Pioneer Drilling Co., Inc. (Form 10-K for the year ended March 31, 2001 (File No. 1-8182, Exhibit 2.3)).
2.3*
Purchase Agreement dated April 30, 2001 by and between Pioneer Drilling Co., Ltd. (now known as Pioneer Drilling Services, Ltd.) and IDM Equipment, Ltd. (Form 10-K for the year ended March 31, 2002 (File No. 1-8182, Exhibit 2.4) ).
2.4*
Asset Purchase Agreement dated May 28, 2002 by and between United Drilling Company, U-D Holdings, L.P. and Pioneer Drilling Services, Ltd., a Texas limited partnership (Form 10-K for the year ended March 31, 2002 (File No. 1-8182, Exhibit 2.5)).
4.1*	Common Stock Purchase Agreement dated March 31, 2003 between Pioneer Drilling Company and Chesapeake Energy Corporation (Form 8-K filed April 9, 2003 (File No. 1-8182, Exhibit 4.1)).
4.2*
Registration Rights Agreement dated March 31, 2003 among Pioneer Drilling Company, WEDGE Energy Services, L.L.C., William H. White, an individual, and Chesapeake Energy Corporation (Form 8-K filed April 9, 2003 (File No. 1-8182, Exhibit 4.2)).
4.3*	Form of Certificate representing Common Stock of Pioneer Drilling Company (Form S-8 filed November 18, 2003 (Reg. No. 333-110569, Exhibit 4.3)).
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of KPMG LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages of this registration statement).

†
To be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

*
Incorporated by reference to the filing indicated.